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Exhibit 21

List of Subsidiaries

BTG, Inc., a Virginia corporation

BTG Systems Engineering, Inc., a Virginia corporation

BTG Technology Resources, Inc., a Virginia corporation

BTG Technology Systems, Inc., a Virginia corporation

Cayenta, Inc., a Delaware corporation

Cayenta Canada Inc., a Canada corporation

Cayenta eUtility Solutions—eMunicipal Solutions, Inc., a Nevada corporation

Cayenta Operating LLC, a Delaware limited liability company

Concept Automation, Inc. of America, a Virginia corporation

Datacentric Automation Corporation, a Delaware corporation

Datron/Transworld Communications International Ltd., a U.S. Virgin Islands corporation

Horizons Technology International Ltd., a Barbados corporation

International Systems, LLC, a California limited liability company

LinCom Wireless, Inc., a Delaware corporation

Linkabit Wireless LLC, a Delaware limited liability company

Linkabit Wireless Ltd., a Cayman Islands corporation

Nations, Inc., a New Jersey corporation

Procom Services, Inc., a California corporation

STAC, Inc., a Virginia corporation

Titan Africa, Inc., a Delaware corporation

Titan Facilities, Inc. (formerly Delta Construction Management, Inc.), a Virginia corporation

Titan Scan Technologies Corporation, a Delaware corporation

Titan Wireless, Inc., a Delaware corporation

Titan Wireless Afripa Holdings, Inc., a Delaware corporation

Unidyne, LLC, a Delaware limited liability company

Titan Deutschland GmbH, a Germany corporation

Titan Systems Solutions UK Ltd., a United Kingdom corporation

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  Exhibit 21
List of Subsidiaries